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                                                                     Exhibit 11
                    WABAN INC. AND CONSOLIDATED SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                   (Unaudited)
                                                   Thirteen Weeks Ended
                                                   --------------------
                                                    April 30,    May 1,
                                                      1994        1993
                                                    --------     -----
Net income as reported                           $ 9,129,000  $ 5,330,000
                                                  ==========   ==========
Net income used for primary
computation                                      $ 9,129,000  $ 5,330,000

Add (where dilutive):
  Tax effected interest
  and amortization
  of debt expense on
  convertible debt                                 1,085,000            -
                                                  ----------   ----------
Net income used for fully
 diluted computation                             $10,214,000  $ 5,330,000
                                                  ==========   ==========
Weighted average number of
common shares outstanding                         33,103,735   33,043,884

Add (where dilutive):
  Assumed exercise of those
  options that are common
  stock equivalents net
  of treasury shares
  deemed to have been
  repurchased                                        273,277       97,303
                                                  ----------   ----------
Weighted average number of
  common and common equivalent
  shares outstanding, used for
  primary computation                             33,377,012   33,141,187

Add (where dilutive):
  Assumed exercise of con-
  vertible securities                              4,387,879            -
                                                  ----------   ----------
Adjusted shares outstanding
  used for fully diluted
  computation                                     37,764,891   33,141,187
                                                  ==========   ==========
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